Exhibit 4.45

Execution Copy

Dated ____29 March_______ 2016

$39,600,000

AMENDMENT NO. 4 TO TERM LOAN FACILITY

SCORPIO BULKERS INC.
as Borrower
and
SBI CAKEWALK SHIPPING COMPANY LIMITED
SBI CHARLESTON SHIPPING COMPANY LIMITED
as Guarantors
and
NIBC BANK N.V.
as Agent and as Security Trustee

FOURTH SUPPLEMENTAL AGREEMENT
relating to
the financing of m.v.s. "SBI CAKEWALK" and "SBI CHARLESTON"

Exhibit 4.45

Index
Clause                                                    Page

1    Definitions and Interpretation                                    1
2    Agreement of the Creditor Parties                                2
3    Conditions Precedent                                        3
4    Representations                                            3
5    Amendments to Loan Agreement and other Finance Documents                    3
6    Costs and Expenses                                        6
7    Notices                                                6
8    Counterparts                                            6
9    Governing Law                                            6
10    Enforcement                                            7

Schedules

Schedule 1 Conditions Precedent                                    8
Schedule 2 Form of Marshall Islands Mortgage Addendum                        9

Execution

Execution Pages                                            13

Exhibit 4.45

THIS SUPPLEMENTAL AGREEMENT is made on _____29 March____________ 2016
PARTIES

(1)
SCORPIO BULKERS INC., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at c/o Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands as Borrower;

(2)
SBI CAKEWALK SHIPPING COMPANY LIMITED ("Owner A"), and SBI CHARLESTON SHIPPING COMPANY LIMITED ("Owner B"), each a corporation incorporated in the Republic of the Marshall Islands whose registered office is at c/o Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands as Guarantors;

(3)	NIBC BANK N.V., as Agent on behalf of all the Lenders as listed in Schedule 1 of the Loan Agreement;

(4)	NIBC BANK N.V., as Agent on behalf of all the Swap Banks as listed in Schedule 2 of the Loan Agreement;

(5)	NIBC BANK N.V., as Agent; and

(6)	NIBC BANK N.V., as Security Trustee.

BACKGROUND

(A)	By the Loan Agreement, the Lenders agreed to make available to the Borrower a term loan facility of up to $39,600,000.

(B)
By the Guarantees, each Guarantor agreed to guarantee in favour of the Security Trustee all the obligations of the Borrower under the Loan Agreement and the other Finance Documents to which the Borrower is a party.

(C)	The Borrower has requested further changes to the financial covenants and repayment provisions of the Loan Agreement.

(D)
This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, at the request of the Borrower, to amend certain provisions of the Loan Agreement and to further amendments of the Loan Agreement and the other Finance Documents in connection with those matters.

OPERATIVE PROVISIONS

1	Definitions and Interpretation

1.1	Definitions

In this Agreement:
"Effective Date" means the date on which the Agent confirms to the Borrower and the Guarantors in writing that the conditions precedent in Clause 3 (Conditions Precedent) are satisfied.

"Loan Agreement" means the loan agreement dated 27 June 2014 (as the same has been amended and supplemented by a first amendment dated 29 October 2014, a second amendment dated 6 February 2015 and a third amendment dated 14 January 2016 and as the same may be further amended and supplemented from time to time) and made between, amongst others, (i) the Borrower, (ii) the Lenders, (iii) the Swap Banks, (iv) the Agent and (v) the Security Trustee.

Exhibit 4.45

"Mortgage Addendum" means, in respect of each Ship, an addendum to the Mortgage for that Ship substantially in the form set out in Schedule 2 (Form of Marshall Islands Mortgage Addendum).

"Guarantees" means together, the Owner A Guarantee and the Owner B Guarantee.

"Owner A Guarantee" means the guarantee dated 28 November 2014 made between (i) Owner A and (ii) the Security Trustee.

"Owner B Guarantee" means the guarantee dated 28 November 2014 made between (i) Owner B and (ii) the Security Trustee.

"Party" means a party to this Agreement.

1.2	Defined expressions

Defined expressions in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Application of construction and interpretation provisions of Loan Agreement

Clause 1.2 (construction of certain terms) to clause 1.6 (headings) of the Loan Agreement apply to this Agreement as if they were expressly incorporated in it with any necessary modifications.

1.4	Designation as a Finance Document

The Borrower and the Agent designate this Agreement as a Finance Document.

1.5	Third party rights
Save for the Creditor Parties, unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

2	Agreement of the Creditor Parties

2.1	Agreement of the Creditor Parties
The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement:

(a)
to amend clause 1.1 (definitions), clause 8 (repayment and prepayment) and clause 12 (corporate and financial covenants) of the Loan Agreement as more particularly described in Clause 5 (Amendments to Loan Agreement and other Finance Documents) of this Agreement;

(b)	in respect of each Ship, to amend the Mortgage in respect of such Ship in accordance with the terms of its Mortgage Addendum; and

(c)	to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with the matters referred to in paragraph (a) above.

2.2	Effective Date
The agreement of the Creditor Parties contained in Clause 2.1 (Agreement of the Creditor Parties) shall have effect on and from the Effective Date.

Exhibit 4.45

3	Conditions Precedent
The agreement of the Creditor Parties contained in Clause 2.1 (Agreement of the Creditor Parties) is subject to:

(a)	no Event of Default continuing on the date of this Agreement and the Effective Date or resulting from the occurrence of the Effective Date;

(b)	the representations and warranties to be made by the Borrower and each Guarantor pursuant to Clause 4 (Representations) being true on the date of this Agreement and the Effective Date; and

(c)
the Agent having received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Agent on or before 30 April 2016 or such later date as the Agent may agree with the Borrower.

4	Representations

4.1	Loan Agreement representations
The Borrower makes the representations and warranties set out in clause 10 (representations and warranties) of the Loan Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

4.2	Finance Document representations
The Borrower and each Guarantor makes the representations and warranties set out in the Finance Documents (other than the Loan Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

5	Amendments to Loan Agreement and other Finance Documents

5.1	Specific amendments to the Loan Agreement
With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to be amended as follows:

(a)	by adding the following new definitions to Clause 1.1 (definitions) of the Loan Agreement in the correct alphabetical places:

"Deferred Repayment Instalments" means, in respect of each Tranche, the four (4) quarterly repayment instalments falling due during 2017, the aggregate amount of which shall, on and from the Fourth Supplement Effective Date, be added to the original balloon instalment as described in Clause 8.1 (Amount of repayment instalments).

"Fourth Supplement" means the fourth supplement to this Agreement dated ___29 March_______ 2016 and made between the parties to this Agreement and the Guarantors.
"Fourth Supplement Effective Date" shall have the meaning given to the expression "Effective Date" in the Fourth Supplement.
"Mortgage Addendum" means, in relation to each Ship, the addendum to the Mortgage in respect of such Ship in the Agreed Form.
"Prepaid Instalments" means, in respect of each Tranche, the four (4) quarterly repayment instalments falling due during 2016, the aggregate amount of which has been prepaid prior to the date of the Fourth Supplement in accordance with Clause 8.10 (Further mandatory prepayments).

Exhibit 4.45

"SBI Group" means the Borrower and its subsidiaries from time to time.

(b)	by including each Mortgage Addendum as a Finance Document;

(c)	by deleting clause 8.1 (amount of repayment instalments) of the Loan Agreement and replacing it with the following new clause 8.1 as follows:

"8.1
Amount of repayment instalments. The Borrower shall, taking into account the mandatory prepayment referred to in paragraph (a) of Clause 8.10 (Further mandatory prepayments), repay each Tranche by consecutive quarterly instalments as follows:

(a)	the first two repayment instalments of $412,500 each;

(b)	the third repayment instalment of $223,437.51;

(c)	the fourth repayment instalment of $349,479.17;

(d)	the fifth to the eighth repayment instalments constituting the Prepaid Instalments, of $349,479.17 each;

(e)	the ninth to the twelfth repayment instalments constituting the Deferred Repayment Instalments, of $239,340.28 each; and

(f)	the thirteenth to the eighteenth repayment instalments of $239,340.28 each, with the remainder of the Tranche then outstanding payable on the Maturity Date which such balloon amount includes the aggregate of the Deferred Repayment Instalments applicable to such Tranche."

(d)	by deleting clause 8.2 (repayment dates) of the Loan Agreement and replacing it with the following new clause 8.2 as follows:

"8.2	Repayment Dates. In respect of each Tranche:

(a)	the first 4 repayment instalments shall be repaid quarterly with the first such repayment instalment due on the date falling 3 months after the Drawdown Date relating to that Tranche;

(b)	the Prepaid Instalments shall all be prepaid in accordance with paragraphs (b) or (c), as the case may be, of Clause 8.10 (Further mandatory prepayments);

(c)
the Deferred Repayment Instalments shall, on and from the Fourth Supplement Effective Date, be deferred and added to the balloon instalment payable on the Maturity Date (as already contemplated in Clause 8.1 (Amount of repayment instalments); and

(d)
in respect of the remaining 6 repayment instalments, the first of these shall be repaid on 27 February 2018 and the last repayment instalment on the quarterly repayment date falling on or immediately prior to the Maturity Date, with the balloon instalment (including the Deferred Repayment Instalments for that Tranche) payable on the Maturity Date."

(e)	by adding a new clause 8.15 (further mandatory prepayment) to the Loan Agreement as follows:

"8.15    Further mandatory prepayment. The Borrower is obliged to make the following prepayments:

(a)	in respect of the Tranche A, an amount of $1,397,916.68; and

Exhibit 4.45

(b)	in respect of the Tranche B, an amount of $1,397,916.68,

and the Agent hereby confirms that each such prepayment has been made in full prior to the date of the Fourth Supplement."

(f)	by deleting clause 12.4 (dividends) of the Loan Agreement and replacing it with the following new clause 12.4 (dividends):

"The Borrower shall not pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital at any time on or prior to 31 December 2017 and thereafter shall not pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital if:

(a)	any Event of Default has occurred and is continuing at the time of the payment of such dividends or will result from such payment; or

(b)	such dividend payment shall result in a breach of the financial covenants set out in Clauses 12.5, 12.6, 12.7 and 12.8."

(g)	by replacing "$50,000,000" in the third line of clause 12.5 (Minimum liquidity) of the Loan Agreement with "$25,000,000" and by replacing "$850,000" in the third line of that clause with "$700,000";

(h)	by replacing “within 2 years following the date of this Agreement” in the first line of clause 12.10 (MFN) of the Loan Agreement with “at any time on or prior to 30 April 2017”;

(i)
by deleting the word “or” in the third line of paragraph (f) of clause 12.3 (negative undertakings) of the Loan Agreement, by adding "(g)" in front of the final paragraph, by replacing the full stop in the second line of the final paragraph of clause 12.3 (negative undertakings) of the Loan Agreement by "; or" and by adding the following new paragraph (h) in clause 12.3 (negative undertakings) of the Loan Agreement:

"(h)
for the period on and from the Fourth Supplement Effective Date up to 31 December 2017, issue any unsecured bonds or other unsecured debt instruments to third party lenders or investors (being together, any "Unsecured Debt") and the Borrower shall procure that no other member of the SBI Group shall issue any Unsecured Debt to third party lenders or investors, provided always, for the avoidance of doubt, that this provision shall not apply to any Unsecured Debt issued by any member(s) of the SBI Group to any other member(s) of the SBI Group.”

(j)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and

(k)	by construing references throughout to "this Agreement" and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.

5.2	Amendments to Finance Documents

With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement and the Mortgages in respect of the Ships shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement, the Guarantee and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement, the Guarantee and those Finance Documents as amended and supplemented by this Agreement; and

Exhibit 4.45

(b)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clause 5.1 (Specific amendments to the Loan Agreement) and Clause 5.2 (Amendments to Finance Documents);

(b)	in the case of the Mortgages over each Ship, the Mortgage Addendum applicable to such Mortgage; and

(c)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	Costs and Expenses

6.1	Waiver
The Borrower shall pay to the Agent on or prior to the date of this Agreement, a waiver fee of US$50,000.

6.2	Other fees, costs and expenses

Clause 20.3 (costs of variations, amendments, enforcement etc) of the Loan Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

7	Notices

Clause 28 (notices) of the Loan Agreement and, in the case of the address for notices to the Guarantors, clause 16.1 (notices to Guarantor) of each Guarantee, in each case, as amended and supplemented by this Agreement, apply to this Agreement as if they were expressly incorporated in it with any necessary modifications.

8	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10	Enforcement

10.1	Jurisdiction

(a)	Subject to paragraph (c) of this Clause 10.1 (Jurisdiction), the courts of England have exclusive jurisdiction to settle any Dispute arising out of or in connection with this Agreement.

(b)
The Borrower and the Guarantors each accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly neither the Borrower nor the Guarantors will argue to the contrary.

Exhibit 4.45

(c)
This Clause 10.1 (Jurisdiction) is for the exclusive benefit of the Creditor Parties only. As a result, nothing in this Clause 10 (Enforcement) shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction. To the extent allowed by law, the Creditor Parties may take concurrent proceedings in any number of jurisdictions.

(d)	Neither the Borrower nor either Guarantor shall commence any proceedings in any country other than England in relation to a Dispute.

10.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each of the Borrower and the Guarantors:

(a)
irrevocably appoints Scorpio UK Ltd at its business office for the time being, presently at 10 Lower Grosvenor Place, London SW1W 0EN (attention: General Counsel) to act as its agent to receive and accept on its behalf service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the Borrower or the relevant Guarantor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of itself and each Guarantor) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

10.3	Meaning of "proceedings"

In this Clause 10 (Enforcement), "proceedings" means proceedings of any kind, including an application for a provisional or protective measure and a "Dispute" means any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Exhibit 4.45

SCHEDULE 1

Conditions Precedent

1	Borrower and the Guarantors
Documents of the kind specified in Schedule 4, Part A, paragraphs 2 to 5 (inclusive) of the Loan Agreement in relation to the entry by the Borrower and each Guarantor into this Agreement.

2	Mortgage Addenda

2.1
Documentary evidence that in respect of each Ship, a Mortgage Addendum has been duly registered against that Ship as a valid addendum in accordance with the laws of the jurisdiction of its Approved Flag.

3	Mandatory prepayment

Evidence that the Agent has received the prepayments contemplated in the new clause 8.10 (Further mandatory prepayment) of the Loan Agreement in the amounts and as more particularly described in paragraph (e) of Clause 5.1 (Specific amendments to the Loan Agreement) of this Agreement.

4	Legal opinions

A legal opinion of Watson Farley & Williams LLP, the legal advisers to the Creditor Parties, in respect of Marshall Islands law, substantially in the form distributed to the Agent before signing this Agreement.

5	Other documents and evidence

5.1	Evidence that the Borrower is in compliance with the minimum required security cover in accordance with clause 15.1 (Security cover) of the Loan Agreement.

5.2
A copy of any other consent, authorisation, approval or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of any Finance Document as amended and supplemented by this Agreement.

5.3
Evidence that the fee due from the Borrower pursuant to Clause 6.1 (Waiver) of this Agreement has been paid on or prior to the date of this Agreement and any other costs and expenses then due from the Borrower against issued invoices pursuant to Clause 6 (Costs and Expenses) of this Agreement have been paid or will be paid by the Effective Date.

5.4	Evidence that the agent referred to in Clause 10.2 (Service of process) of this Agreement has accepted its appointment as agent for service of process under this Agreement.

Exhibit 4.45

SCHEDULE 2

Form of Marshall Islands Mortgage Addendum

m.v. "[●]"
ADDENDUM TO FIRST PREFERRED MARSHALL ISLANDS MORTGAGE
THIS ADDENDUM made on the                     day of [●] 2016
BETWEEN:

(1)
SBI [●] SHIPPING COMPANY LIMITED, a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Owner", which expression shall include its successors and permitted assigns); and

(2)	NIBC BANK N.V., acting through its office at Carnegieplein 4, 2517 KJ, The Hague, The Netherlands (the "Security Trustee", which expression includes its successors and assigns).
IS SUPPLEMENTAL to a first preferred Marshall Islands ship mortgage dated [●] over m.v. "[●]" having Official No. [●] (the "Ship"), executed by the Owner in favour of the Security Trustee duly recorded in the Office of the Maritime Administrator of the Republic of the Marshall Islands on [●] at [●] A.M., [●] at the central office of the Maritime Administrator in New York, in Book [●] at Page [●] (the "Mortgage").
WHEREAS:

(A)
By a loan agreement dated 27 June 2014 (the "Original Loan Agreement") and made between (i) Scorpio Bulkers Inc. (the "Borrower"), (ii) the banks and financial institutions listed in schedule 1 thereto as lenders (the "Lenders"), (iii) the banks and financial institutions listed in schedule 2 thereto as swap bank (the "Swap Bank"), (iv) NIBC Bank N.V. as mandated lead arranger and agent (the "Agent" together the Lenders, the Swap Banks and the Security Trustee, the "Creditor Parties" ) and (v) the Security Trustee, the Lenders made available to the Borrower a loan facility in an amount of up to $39,600,000 (the "Loan"). A copy of the form of the Original Loan Agreement is annexed hereto marked "A" and forms an integral part hereof and in respect of which the terms and conditions thereof shall be considered as part hereof and as part of the Mortgage.

(B)
By a first supplemental agreement dated 29 October 2014, a second supplemental agreement dated 6 February 2015 and a third supplemental agreement dated 14 January 2016 (together, the "Supplemental Agreements" and together with the Original Loan Agreement, the "Loan Agreement") the Original Loan Agreement was amended and supplemented pursuant to the terms and conditions set out therein. A copy of the form of each Supplemental Agreement is annexed hereto marked "B", "C" and "D" respectively and each forms an integral part hereof and in respect of which the terms and conditions thereof shall be considered as part hereof and as part of the Mortgage. The principal and outstanding amount under the Loan Agreement on the date hereof is US$22,537,499.98.

(C)
Pursuant to the terms of a fourth supplemental agreement dated [●] 2016 (the "Fourth Supplemental Agreement") amending and supplementing the Loan Agreement and made between (i) the Borrower, (ii) the Owner and SBI [●] Shipping Company Limited (the "Guarantors"), and (iii) the Creditor Parties have agreed (inter alia) to amend the Loan Agreement in accordance with the terms and conditions therein contained. A copy of the form of the Fourth Supplemental Agreement is annexed hereto marked "E" and forms an integral

Exhibit 4.45

part hereof and in respect of which the terms and conditions thereof shall be considered as part hereof and as part of the Mortgage.

(D)
By a Master Agreement (the "Master Agreement") dated 27 June 2014 and made between the Borrower and the Swap Bank, the Swap Bank may enter into Designated Transactions with the Borrower to hedge the Borrower's exposure to interest rate fluctuations arising from the funding of the Loan (or any part thereof) and the maximum payable by the Borrower under the Master Agreement is US$2,665,000.

(E)
By the Agency and Trust Deed (as defined in the Loan Agreement) entered into pursuant to the Loan Agreement, it was agreed that the Security Trustee would hold the Trust Property on trust for the Lenders and the Swap Bank.

(F)	The agreement of the Creditor Parties contained in the Fourth Supplemental Agreement is conditional upon (inter alia) the execution of this Addendum.
NOW THIS ADDENDUM WITNESSETH AND IT IS HEREBY AGREED

6
In consideration of the premises and other good valuable consideration, the Owner grants, conveys, mortgages, pledges, confirms, assigns, transfers and sets over the whole of the Ship to the Security Trustee as security for the obligations of the Owner under the Loan Agreement as amended and supplemented by the Fourth Supplemental Agreement.

7
Except where otherwise expressly provided or unless the context otherwise requires, words and expressions defined in the Loan Agreement, the Fourth Supplemental Agreement and the Mortgage shall bear the same meanings when used in this Addendum.

8	In consideration of the premises and pursuant to the Fourth Supplemental Agreement, with effect on and from the date hereof the following amendments shall be (and are hereby) made to the Mortgage:

(a)
by construing references in the Mortgage to the "Loan Agreement" to mean, wherever the context so admits, references to the Loan Agreement as amended and supplemented by the Fourth Supplemental Agreement; and

(b)
by construing references in the Mortgage to "this Mortgage", "hereunder", "herein" and other such like terms to mean, wherever the context so admits, references to the Mortgage as amended and supplemented by this Addendum.

9
For the purpose of recording this Addendum as required by Chapter 3 of the Republic of the Marshall Islands Maritime Act 1990 as amended, the total amount of the direct and contingent obligations secured by the Mortgage as amended by this Addendum is reduced to $25,202,499.98 comprised of (i) $22,537,499.98 in respect of the Loan Agreement and (ii) $2,665,000 in respect of the Master Agreement, together with interest, fees, commissions and performance of mortgage covenants. The date of maturity of this Mortgage is on demand and there is no separate discharge amount.

10
Save to the extent that it is varied hereby the Mortgage shall continue in full force and effect as a continuing security for the amounts thereby secured, is hereby ratified and confirmed by the Owner, and the Mortgage and this Addendum shall be read and construed as one document. The parties expressly declare that nothing contained in this Addendum shall constitute a novation of the original obligations contained in the Mortgage.

11

(a)	The Owner will cause this Addendum to be recorded against the Ship in accordance with the provisions of Marshall Islands mortgage law and practice.

(b)
The Owner hereby further undertakes at its own expense, to sign, perfect, do and (if required) register every such assurance, document, act or thing desirable for the purpose of perfecting the security constituted or intended to be constituted by the Mortgage and this Addendum.

Exhibit 4.45

IN WITNESS WHEREOF the Owner and the Security Trustee have caused this Addendum to be duly executed the date and year first before written.

SBI [●] SHIPPING COMPANY LIMITED

By: ________________________
Name:
Title: Attorney-in-Fact

NIBC BANK N.V.

By: ________________________
Name:
Title: Attorney-in-Fact

Exhibit 4.45

ACKNOWLEDGEMENT OF ADDENDUM TO A FIRST PREFERRED MORTGAGE
DATED [●] 2016

STATE OF NEW YORK    )
COUNTY OF NEW YORK    ) S.S.

On this            day of              2016 before me personally appeared                                      known to me who being by me duly sworn did depose and say that she/he resides at                                                                                                                                                             ; that she/he is an attorney in fact for SBI [●] SHIPPING COMPANY LIMITED, the Marshall Islands corporation described in and which executed the foregoing instrument; and that she/he signed her/his name thereto by order of the Directors of said Corporation.

_______________________
Notary Public

STATE OF NEW YORK    )
COUNTY OF NEW YORK    ) S.S.

On this            day of              2016 before me personally appeared                                      known to me who being by me duly sworn did depose and say that she/he resides at                                                                                                                                                               ; that she/he is an attorney in fact for NIBC BANK N.V., the bank described in and which executed the foregoing instrument; and that she/he signed her/his name thereto by order of the Directors of said Corporation.

_______________________
Notary Public

Exhibit 4.45

Execution copy
Execution Pages

BORROWER
SIGNED by    /s/ Francesca Gianfranchi                    )
duly authorised     Attorney-in-Fact                    )
for and on behalf of                    )
SCORPIO BULKERS INC.                )
in the presence of:                    )
Witness' signature: /s/ Nicholas Kassik                )
Witness' name:                        )
Witness' address:                    )

GUARANTORS
SIGNED by /s/ Micha Withoft                )
duly authorised     Attorney-in-Fact                    )
for and on behalf of                    )
SBI CAKEWALK SHIPPING COMPANY LIMITED)
in the presence of:                    )
Witness' signature: /s/ Nicholas Kassik            )
Witness' name:                        )
Witness' address:                    )

SIGNED by     /s/ Micha Withoft                        )
duly authorised     Attorney-in-Fact                        )
for and on behalf of                    )
SBI CHARLESTON SHIPPING COMPANY LIMITED)
in the presence of:                    )
Witness' signature: /s/ Nicholas Kassik                        )
Witness' name:                        )
Witness' address:                    )

Exhibit 4.45

Execution copy

THE AGENT (ON BEHALF OF THE LENDERS)
SIGNED by    /s/ RA de Haes /s/ JWH Schellingerhout                    )
)
duly authorised                         )
for and on behalf of                    )
NIBC BANK N.V.                    )
in the presence of:                    )
Witness' signature:    /s/ P. Jounger                )
Witness' name:                        )
Witness' address:                    )

THE AGENT (ON BEHALF OF THE SWAP BANKS)
SIGNED by    /s/ RA de Haes /s/ JWH Schellingerhout                    )
)
duly authorised                         )
for and on behalf of                    )
NIBC BANK N.V.                    )
in the presence of:                    )
Witness' signature:    /s/ P. Jounger                    )
Witness' name:                        )
Witness' address:                    )

THE AGENT
SIGNED by    /s/ RA de Haes /s/ JWH Schellingerhout                    )
)
duly authorised                         )
for and on behalf of                    )
NIBC BANK N.V.                    )
in the presence of:                    )
Witness' signature:    /s/ P. Jounger                    )
Witness' name:                        )
Witness' address:                    )

THE SECURITY TRUSTEE
SIGNED by    /s/ RA de Haes /s/ JWH Schellingerhout                    )
)
duly authorised                         )
for and on behalf of                    )
NIBC BANK N.V.                    )
in the presence of:                    )
Witness' signature:/s/ P. Jounger                )
Witness' name:                        )
Witness' address:                    )